Exhibit 99.1

Assurant Reports First Quarter 2023 Financial Results
First Quarter Results Driven by Strong Performance in Global Housing; Global Lifestyle Results Improved Sequentially

Company Reaffirms 2023 Outlook

ATLANTA, May 2, 2023 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the first quarter ended March 31, 2023.

“We are pleased by our first quarter results, which reflected stronger than expected performance in Global Housing building on progress in fourth quarter 2022. While down year-over-year, Global Lifestyle’s results were in-line with our expectations and improved sequentially reflecting better mobile performance and the benefit of expense actions in international,” said Assurant President and CEO Keith Demmings.

“Overall, our first quarter results reinforced our confidence in delivering on our financial objectives for 2023 as we continue to strengthen key client relationships and execute on our digital-first vision and our ongoing expense initiatives. With our long-standing focus on prudent capital management, we have been carefully monitoring the broader business and macroeconomic environment. We now expect to resume share repurchases later in the second quarter, but at modest levels given ongoing market volatility,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q1'23	Q1'22	Change
$ in millions, except per share data
GAAP net income	113.6	149.0	(24)%
Adjusted EBITDA[1]	242.9	308.9	(21)%
Adjusted EBITDA, ex. reportable catastrophes[2]	293.3	315.0	(7)%

GAAP net income per diluted share	2.12	2.65	(20)%
Adjusted earnings per diluted share[3]	2.75	3.89	(29)%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	3.49	3.98	(12)%
Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

First Quarter 2023 Summary

•GAAP net income decreased 24 percent to $113.6 million year-over-year, while net income per diluted share decreased 20 percent to $2.12 versus the prior year period
•Adjusted EBITDA, excluding reportable catastrophes2, decreased 7 percent to $293.3 million, or 5 percent on a constant currency basis5
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, decreased 12 percent to $3.49
•Holding company liquidity was $383 million
•Returned $37 million to shareholders via common stock dividends

2023 Outlook
The company continues to expect:
•Adjusted EBITDA, excluding reportable catastrophes6, to increase low single-digits, driven by improved performance in Global Housing and more modest growth in Global Lifestyle.
•Adjusted earnings, excluding reportable catastrophes, per diluted share6, growth rate to be lower than Adjusted EBITDA growth due to increased depreciation expense and a higher effective tax rate.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

First Quarter 2023 Consolidated Results

(Unaudited)	Q1'23	Q1'22	Change
$ in millions

GAAP net income	113.6	149.0	(24)%

Adjusted EBITDA
Global Lifestyle	198.9	226.7	(12)%
Global Housing	68.4	104.4	(34)%
Corporate and Other	(24.4)	(22.2)	(10)%
Adjusted EBITDA[1]	242.9	308.9	(21)%
Reportable catastrophes	50.4	6.1
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	199.8	226.6	(12)%
Global Housing[2]	117.9	110.6	7%
Corporate and Other	(24.4)	(22.2)	(10)%
Adjusted EBITDA, ex. reportable catastrophes[2]	293.3	315.0	(7)%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

•GAAP net income decreased 24 percent to $113.6 million, compared to first quarter 2022 of $149.0 million. The decline was primarily due to lower earnings in Global Housing, including higher reportable catastrophes, and Global Lifestyle, as well as a higher effective tax rate compared to a favorable rate in the prior year period. The decline was partially offset by a decrease in net unrealized losses.

•GAAP net income per diluted share decreased 20 percent to $2.12 compared to first quarter 2022 of $2.65. The decrease was primarily driven by the factors noted above.

•Adjusted EBITDA1 decreased 21 percent compared to the prior year period, primarily due to $44.3 million of higher pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 decreased 7 percent to $293.3 million, or 5 percent on a constant currency basis5, primarily due to lower Connected Living results in Global Lifestyle, which were partially offset by an increase in Homeowners within Global Housing.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, decreased 12 percent to $3.49, primarily from lower segment earnings, a higher effective tax rate compared to a favorable rate in the prior year period and an increase in depreciation expense, partially offset by share repurchases from previous quarters.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.55 billion compared to $2.45 billion in first quarter 2022, up 4 percent or 5 percent on a constant currency basis5, mainly from Global Automotive growth within Global Lifestyle and an increase in Homeowners within Global Housing.

Global Lifestyle

$ in millions	Q1'23	Q1'22	Change
Adjusted EBITDA	198.9	226.7	(12)%
Net earned premiums, fees and other income	2,040.3	1,988.6	3%

•Adjusted EBITDA decreased 12 percent compared to the first quarter 2022, or 10 percent on a constant currency basis5. The decrease was primarily driven by lower Connected Living results mainly from an increase in claims costs within extended service contracts compared to favorable loss experience in first quarter 2022, as well as weaker international performance mainly from Asia Pacific and the unfavorable impact of foreign exchange. Global Automotive also declined from ongoing higher claims costs. The decline in Global Lifestyle was partially offset by higher investment income.

•Net earned premiums, fees and other income increased 3 percent compared to first quarter 2022, or 4 percent on a constant currency basis5, driven by prior period sales in Global Automotive. Connected Living decreased mainly from the approximately $65 million impact from previously disclosed mobile contract changes, as well as runoff mobile programs, which were partially offset by growth in extended service contracts and North American mobile subscribers.
Global Housing

$ in millions	Q1'23	Q1'22	Change
Adjusted EBITDA	68.4	104.4	(34)%
Reportable catastrophes	49.5	6.2
Adjusted EBITDA, ex. reportable catastrophes[2]	117.9	110.6	7%
Net earned premiums, fees and other income	505.3	457.3	11%
•Adjusted EBITDA decreased 34 percent compared to the first quarter 2022, primarily due to a $43.3 million increase in reportable catastrophes from severe weather and tornado events. Excluding reportable catastrophes, Adjusted EBITDA2 increased 7 percent primarily due to Homeowners from higher lender-placed net earned premiums, which was partially offset by $32.0 million of higher non-catastrophe loss experience across all major products and increased catastrophe reinsurance costs.

•Net earned premiums, fees and other income increased 11 percent year-over-year, largely driven by Homeowners from an increase in lender-placed policies in-force as well as higher average insured values and premium rates.

Corporate and Other

$ in millions	Q1'23	Q1'22	Change
Adjusted EBITDA	(24.4)	(22.2)	(10)%
•Adjusted EBITDA loss increased in first quarter 2023 compared to the prior year period, primarily due to lower investment income from lower asset balances.

Holding Company Liquidity Position
•Holding company liquidity totaled $383 million as of March 31, 2023, or $158 million above the company’s targeted minimum level of $225 million.

Dividends paid by operating segments to the holding company in first quarter 2023 totaled $112 million.

The net proceeds from the first quarter 2023 debt offering were used as part of the $175 million redemption of Senior Notes due September 2023, of which $50 million aggregate principal amount remains outstanding.

•Common stock dividends totaled $37 million in first quarter 2023. During first quarter 2023 and through April 28, 2023, Assurant did not repurchase common stock; $274 million remains under the current repurchase authorization.

2023 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

$ in millions, except per share data	FY 2022	Q1’23	2023 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,128.3	293.3	Low single-digit growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$13.61	$3.49	Lower growth rate than Adjusted EBITDA, ex. reportable catastrophes

Based on current market conditions, for full-year 2023, the company continues to expect:

•Adjusted EBITDA, excluding reportable catastrophes, to increase by low single-digits, with results improving as the year progresses, led by improved performance in Global Housing and more modest growth in Global Lifestyle.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes, is expected to grow, driven by improved performance in Homeowners reflecting higher lender-placed net earned premiums along with expense savings to be realized over the course of the year. Higher 2023 catastrophe reinsurance program costs as well as continued elevated non-catastrophe loss experience across all lines of business, particularly in the first half of 2023, are expected to impact the segment.
◦Global Lifestyle Adjusted EBITDA, is expected to grow modestly, driven by Connected Living and Global Automotive, including contributions from new and existing client programs and expense savings realized over the course of the year. Lower contributions from international, including the impact of continued foreign exchange headwinds, are expected to pressure results particularly in the first half of 2023.
◦Corporate and Other Adjusted EBITDA loss is expected to be approximately $105 million as the company continues to drive expense leverage.

•Adjusted earnings, excluding reportable catastrophes, per diluted share growth rate is expected to be lower than Adjusted EBITDA, excluding reportable catastrophes growth due to higher depreciation expense of approximately $114 million and a higher effective tax rate of approximately 22 to 24 percent, following a $9 million benefit in 2022. Interest expense is expected to be approximately $110 million, in-line with 2022.

•Business segment dividends to approximate 65% of segment Adjusted EBITDA, including reportable catastrophes, which takes into account the previously announced restructuring plan. This is subject to the business and investment portfolio performance, and rating agency and regulatory capital requirements.

Based on current market conditions, the company now expects:

•Capital deployment priorities to focus on maintaining a strong financial position, supporting organic growth and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval. Given expectations for continued strong capital generation, the company expects to gradually resume repurchases later in the second quarter, albeit at modest levels as it continues to monitor the macroeconomic environment.

Earnings Conference Call
The first quarter 2023 earnings conference call and webcast will be held on Wednesday, May 3, 2023 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other products.

Learn more at assurant.com or on Twitter @Assurant.

Media Contacts:
Linda Recupero
Senior Vice President, Global Enterprise Communications
Phone: 201.519.9773

linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our outlook, business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;
ii.significant competitive pressures, changes in customer preferences and disruption;
iii.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
iv.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or identify new areas for organic growth;
v.our inability to recover should we experience a business continuity event;
vi.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
vii.risks related to our international operations;

viii.declines in the value and availability of mobile devices, and export compliance or other risks in our mobile business;
ix.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
x.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xi.the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
xii.negative publicity relating to our business, industry or clients;
xiii.the impact of general economic, financial market and political conditions and conditions in the markets in which we operate, including the current inflationary environment;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;
xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;
xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;
xxvii.breaches of our information technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	1Q	1Q
($ in millions)	2023	2022
GAAP net income	$113.6	$149.0
Less:
Interest expense	27.0	26.9
Provision for income taxes	33.5	26.2
Depreciation expense	26.4	20.3
Amortization of purchased intangible assets	18.7	17.6
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	10.6	62.4
Non-core operations	12.2	5.5
Restructuring costs	6.4	—
Assurant Health runoff operations	(7.5)	—
Other adjustments(1)	2.0	1.0
Adjusted EBITDA	242.9	308.9
Reportable catastrophes	50.4	6.1
Adjusted EBITDA, excluding reportable catastrophes	$293.3	$315.0
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	1Q 2023		1Q 2022
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$198.9	$68.4	$226.7	$104.4
Reportable catastrophes	0.9	49.5	(0.1)	6.2
Adjusted EBITDA, excluding reportable catastrophes	$199.8	$117.9	$226.6	$110.6

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), Assurant Health runoff operations, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	1Q	1Q
($ in millions)	2023	2022
GAAP net income	$113.6	$149.0
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	10.6	62.4
Amortization of purchased intangible assets	18.7	17.6
Non-core operations	12.2	5.5
Restructuring costs	6.4	—
Assurant Health runoff operations	(7.5)	—
Other adjustments	2.0	1.0
Benefit for income taxes	(8.1)	(16.9)
Adjusted earnings	147.9	218.6
Reportable catastrophes, pre-tax	50.4	6.1
Tax impact of reportable catastrophes	(10.6)	(1.3)
Adjusted earnings, excluding reportable catastrophes	$187.7	$223.4

(UNAUDITED)	1Q	1Q
	2023	2022
GAAP net income per diluted share(1)	$2.12	$2.65
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.20	1.11
Amortization of purchased intangible assets	0.35	0.31
Non-core operations	0.23	0.11
Restructuring costs	0.12	—
Assurant Health runoff operations	(0.14)	—
Other adjustments	0.02	0.01
Benefit for income taxes	(0.15)	(0.30)
Adjusted earnings, per diluted share	2.75	3.89
Reportable catastrophes, pre-tax	0.94	0.11
Tax impact of reportable catastrophes	(0.20)	(0.02)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$3.49	$3.98
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
1Q 2023
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	4.1%
FX impact	(1.1)%
Excluding FX impact	5.2%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	2.6%
FX impact	(1.4)%
Excluding FX impact	4.0%

Percentage change in GAAP net income, including FX impact	(23.8)%
Percentage change in Adjusted EBITDA, including FX impact	(21.4)%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	(6.9)%
FX impact	(1.8)%
Excluding FX impact	(5.1)%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	(12.3)%
FX impact	(2.5)%
Excluding FX impact	(9.8)%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing, each constitute forward-looking information and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking information to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, which are expected to be approximately $110 million, $114 million and $71 million, respectively. Many of the other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months Ended March 31, 2023 and 2022

	1Q
	2023	2022
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,265.5	$2,136.4
Fees and other income	282.7	322.4
Net investment income	105.2	86.3
Net realized losses on investments and fair value changes to equity securities	(10.6)	(62.4)
Total revenues	2,642.8	2,482.7
Benefits, losses and expenses
Policyholder benefits	645.6	490.0
Underwriting, selling, general and administrative expenses	1,823.2	1,790.6
Interest expense	27.0	26.9
Gain on extinguishment of debt	(0.1)	—
Total benefits, losses and expenses	2,495.7	2,307.5
Income before provision for income taxes	147.1	175.2
Provision for income taxes	33.5	26.2
Net income	$113.6	$149.0

Net income per share:
Basic	$2.12	$2.67
Diluted	$2.12	$2.65

Common stock dividends per share	$0.70	$0.68

Share data:
Basic weighted average shares outstanding	53,492,413	55,779,362

Diluted weighted average shares outstanding	53,698,162	56,180,404

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At March 31, 2023 and December 31, 2022

	March 31,	December 31,
	2023	2022
	($ in millions)
Assets
Investments and cash and cash equivalents	$9,346.4	$9,061.2
Reinsurance recoverables	6,655.1	6,999.4
Deferred acquisition costs	9,683.0	9,677.1
Goodwill	2,603.5	2,603.0
Value of business acquired	210.8	262.8
Other assets	4,416.4	4,513.8
Total assets	$32,915.2	$33,117.3

Liabilities
Policyholder benefits and claims payable	$2,598.8	$2,717.9
Unearned premiums	19,671.6	19,802.4
Debt	2,128.8	2,129.9
Accounts payable and other liabilities	4,119.6	4,238.4
Total liabilities	28,518.8	28,888.6

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,295.9	5,214.9
Accumulated other comprehensive loss	(899.5)	(986.2)
Total equity	4,396.4	4,228.7
Total liabilities and equity	$32,915.2	$33,117.3